                                                                    EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF THE COMPANIES


SUBSIDIARY                                                  JURISDICTION
Simon Property Group, L.P.                                      Delaware
SPG Realty Consultants, L.P.                                    Delaware
SPG Properties, Inc.                                            Delaware
The Retail Property Trust                                  Massachusetts
Simon Property Group (Illinois), L.P.                           Illinois
Simon Property Group (Texas), L.P.                                 Texas
Shopping Center Associates                                      New York
DeBartolo Capital Partnership                                   Delaware
Simon Capital Limited Partnership                               Delaware
SDG Macerich Properties, L.P.                                   Delaware
M.S. Management Associates, Inc.                                Delaware
M.S. Management Associates (Indiana), Inc.                       Indiana
DeBartolo Properties Management, Inc.                               Ohio
Mayflower Realty LLC                                            Delaware
Rosewood Indemnity, Ltd.                                            Ohio
Marigold Indemnity, Ltd.                                        Delaware
Simon Business Network, LLC                                     Delaware
Simon Brand Ventures, LLC                                       Delaware


         Omits names of subsidiaries which as of December 31, 2000 were not, in the aggregate, a "significant subsidiary".





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